SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:
|_|  Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant toss.240.14a-12

                              TREND MINING COMPANY

                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange  Act Rules  14a-6(i)(4)  and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


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

                              TREND MINING COMPANY
                4881 E. SHORELINE DRIVE, POST FALLS, IDAHO 83854

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2004

To the Shareholders of
                             TREND MINING COMPANY:

Please join us for the 2004 Annual Meeting of Shareholders of Trend Mining Company, a Delaware corporation. The meeting will be held on Thursday, May 20, 2004, at 1:00 p.m. at the Radisson Lexington Hotel, 511 Lexington Avenue (at 48th Street), New York, NY 10017.

      The purposes of the meeting are:

      1. To elect six members of the board of directors to hold office until their terms expire at the Annual Meeting of Shareholders in 2005 or until their respective successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Attached to this notice is a proxy statement relating to the proposals to be considered at the Annual Meeting. You must own shares of common stock of Trend Mining Company at the close of business on April 20, 2004 to vote at the Annual Meeting. This notice of Annual Meeting and the accompanying proxy statement and proxy card are being mailed to our shareholders beginning May 3, 2004.

We request that you complete, sign, date and return the enclosed proxy card without delay in the enclosed return envelope, even if you now plan to attend the Annual Meeting in person.

                                           By order of the Board of Directors,

                                           Kurt J. Hoffman
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
Post Falls, Idaho
April 29, 2004

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.


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

                              TREND MINING COMPANY
                E. 4881 SHORELINE DRIVE, POST FALLS, IDAHO 83854

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2004
                               GENERAL INFORMATION

This proxy statement and the accompanying proxy card are being furnished to the shareholders of Trend Mining Company, a Delaware corporation, in connection with the solicitation of proxies by the board of directors for use at the Annual Meeting of Shareholders to be held at 1:00 p.m. on Thursday, May 20, 2004, at the Radisson Lexington Hotel, 511 Lexington Avenue (at 48th Street), New York, New York 10017. The purposes of the Annual Meeting are set forth below and in the accompanying Notice of Annual Meeting of Shareholders. You must own shares of Trend common stock at the close of business on April 20, 2004 (the record date) to vote at the Annual Meeting. This proxy statement, the accompanying proxy card and our Annual Report to Shareholders for the fiscal year ended September 30, 2003, are being mailed to shareholders on or about May 3, 2004. In this proxy statement, Trend Mining Company is referred to as "Trend," "the Company" and with the pronouns "we," "our" and "us."

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, holders of record as of the record date of Trend common stock will be asked to consider:

      1. The election of six members of the board of directors to hold office until their terms expire at the Annual Meeting of Shareholders in 2005 or until their respective successors are elected and qualified; and

      2. Such other business as may properly come before the meeting or any postponements or adjournments thereof.

The board of directors unanimously recommends that the shareholders vote "FOR" the election of each nominee for director. As of the date of this proxy statement, the board of directors knows of no other business to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy will vote on such matters in accordance with their best judgment.

RECORD DATE; QUORUM; VOTE REQUIRED

Our common stock, $0.01 par value per share (the "Common Stock"), is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. The board of directors has fixed the close of business on April 20, 2004, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 33,229,085 shares of Common Stock were issued of record, outstanding and entitled to notice of, and to vote at, the Annual Meeting.

The presence, either in person or by properly executed proxy, of the holders of at least a one-third of the shares entitled to vote is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Any shareholder present at the Annual Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists.

Each share of Common Stock outstanding of record on the record date is entitled to one vote. The affirmative vote of a majority of the Common Stock, present in person or represented by proxy, is necessary to elect each of the six director nominees. Shares represented by abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be voted for or against any proposal and therefore, will have the effect of a vote against any proposal. A broker non-vote occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received.

PROXIES

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received at or prior to the Annual Meeting and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, proxies will be voted:

      o     FOR the election of each of the nominees for Trend directors.

The persons named in the proxies will have discretionary authority to vote with respect to any additional matters that are properly presented for action at the Annual Meeting.

Any shareholder may revoke his or her proxy at any time before it is voted by giving written notice to the Secretary of the Company, signing and delivering a proxy bearing a later date or requesting revocation in person at the Annual Meeting.

Trend will bear all costs of this solicitation of proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, e-mail or in person. We may also request banks and brokers to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses.

                                     ITEM 1

                              ELECTION OF DIRECTORS

The board of directors consists of six directors. Trend's directors are elected at each Annual Meeting and hold office for a term of one year until the next annual meeting of shareholders or until their successors are elected. The board of directors has nominated six persons for election at the Annual Meeting to serve as Trend directors. Each nominee is currently a director of Trend. Biographical information about each nominee is set forth below.

REQUIRED VOTE
The affirmative vote of holders of a majority of the Common Stock present in person or represented by proxy properly cast at the Annual Meeting is required to elect each director nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW TO SERVE AS THE DIRECTORS OF TREND UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

Your proxy holder will vote your shares for the nominees listed below unless you have designated otherwise. Should any nominee become unavailable for election for any reason now unknown, your proxy holder may vote for a substitute nominee proposed by the board of directors.

Set forth below is the name and age of each director nominated to serve an additional term, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 20, 2004.

Nominee                 Principal Occupations and Business Experience
-------                          During the Past Five Years
                        ---------------------------------------------

J. Michael Sharratt
Age 74 Mr. Sharratt became a member of the board directors and has been serving as the Company's Chairman since August 2000. Mr. Sharratt is a platinum-group explorationist with direct hands-on experience involving North America's most important platinum mineral group deposit. He has been the president of Platina Minerals LLC, a private company that provides mineral consulting services, since 2000. Prior to joining the Company, Mr. Sharratt was a mineral consultant from 1998 to 2000. Mr. Sharratt served as vice chairman, from 1994 to 1997, and President, from 1992 to 1994, of Stillwater Mining Company. From 1976 to 1992, he also served as vice president and senior director of Mining and Minerals for Manville Corp., the co-developer of the Stillwater platinum/palladium mine in Montana. While he was with Manville Corp., Mr. Sharratt was a principal figure in the exploration and development of the Stillwater mining complex, the largest platinum group metals operation in North America. In addition to the evaluation and development of Stillwater, Mr. Sharratt's responsibilities ultimately included all of Manville's mineral exploration projects worldwide and oversight responsibility for the ore development at nine operating mines in six countries. Mr. Sharratt is a member of the International Precious Metals Institute, where he serves as a director, as well as the Canadian Institute of Mining and Metallurgy and the Society of Mining Engineers.

Jeffrey M. Christian
Age 48 Mr. Christian was elected to the board of directors in August 2000. Mr. Christian is the Managing Director of CPM Group, which he and several associates created in June 1986, in a leveraged buyout of the Goldman Sachs Commodities Research Group which they comprised. As Managing Director, Mr. Christian is responsible for the total operation of CPM Group, supervising a respected group of analysts, investment bankers, and dealers dedicated to precious metals and commodities market research, consulting, and investment banking. He is actively engaged in the research products of CPM Group, taking primary responsibility for the long term (10 year) projections for the precious metals and copper markets. Mr. Christian has a Bachelors of Journalism from the University of Missouri and has engaged in post-graduate non-degree studies in econometrics, international economics and finance, and international political science. Mr. Christian is Chairman of Electronic Precious Metals, LLC, a director of Cadence Resources Corporation, a publicly traded oil, gas and mineral exploration company, and Chief Financial Officer and director of North American Emerald Mines, Inc.

Bobby E. Cooper
Age 58 Mr. Cooper became a director of the Company in July 2002. Mr. Cooper has over thirty years of mining industry experience. Prior to retiring in 1997, he was the chief executive officer and president of Kennecott Corporation, a mining company and a wholly owned subsidiary of Rio Tinto (RTZ), a mining company. Before being named chief executive officer and president, Mr. Cooper held various other positions with Kennecott since 1983, including chief operating officer and vice president of U.S. Mines. Mr. Cooper is currently a director of 3L&T Corp., a private start-up chemical company.

Nominee                 Principal Occupations and Business Experience
-------                          During the Past Five Years
                        ---------------------------------------------

Kurt J. Hoffman
Age 37 Mr. Hoffman has served as our Chief Executive Officer, President and a director since June 1998. Mr. Hoffman is primarily responsible for refocusing the Company on the acquisition and exploration of Platinum Group Metal properties. From March 1990 to June 1998, Mr. Hoffman was a commercial real estate broker with Schneidmiller Realty, Coeur d'Alene, Idaho. During the same time period he was also was the sole proprietor of Kurt J. Hoffman Mining & Land Services, a private mining consulting firm that provided property sales, acquisitions and land management services for a number of U.S. based mining and timber companies. He is also the Treasurer and a director of Atlas Mining Company, a publicly traded mining company.

John P. Ryan
Age 42                   Mr. Ryan has served as our chief Financial Officer
                        ("CFO"), secretary, treasurer and as a director since August 2000. Mr. Ryan is a degreed mining engineer. From June 1996 to February 2000, Mr. Ryan served as Secretary and Director for Metalline Mining Company and President and Director for Grand Central Silver Mines. Since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly trading mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, Continental Timber Company, Inc., Rio Grande Resources, Inc., and Dotson Exploration Company. Mr. Ryan has served as the Vice President of Corporate Development for Cadence Resources Corporation since September 1996, and is also currently serving as Secretary and a director of Cadence. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

Ishiung J. Wu
Age 58                  Dr. Wu became a director of the Company in August 2000.
                        He is the president of IW Exploration Co., a privately held company engaged in mineral exploration ventures and capital management since January 1992. From January 1992 to January 1995, Dr. Wu was a consultant and project manager in the United States and overseas for various mineral exploration programs involving private and public entities. From January 1995 to January 2002, Dr. Wu was a director and Vice President of Exploration of General Minerals Corp., a natural resources public company of which he was a co-founder. From June 2002 to August 2003, Dr. Wu was a director and president of Mammoth Gold Corp and director and vice president of Exploration for Alaska gold Mines, Inc., a mineral exploration company in Canada. From January 2000 to January 2002, Dr. Wu was also chairman of Xinjiang Towerbeck Mineral Joint Venture, a Chinese-Canadian joint venture for gold exploration and mining activities at Towerbeck gold deposit in Central Asian Gold Belt. Dr. Wu has over thirty years experience in mineral exploration management. Dr. Wu holds an M.A. (1971) and Ph.D. (1975) in economic geology from Harvard University, where he was a Teaching Fellow in Geology from 1971 to 1973. He is also a Fellow of the Society of Economic Geologists.

                          BOARD COMMITTEES AND MEETINGS

Our board of directors held three telephonic meetings during the fiscal year ended September 30, 2003. All of our directors attended at least 75% of these meetings, except Bobby Cooper only participated in two of the three telephonic meetings.

COMPENSATION COMMITTEE

Our board of directors has established a compensation committee consisting of J. Michael Sharratt and John P. Ryan. This committee does not have a charter and did not meet in the fiscal year ended September 30, 2003. Since the July 2001 compensation decisions have been made by the board as a whole.

AUDIT COMMITTEE

The board of directors also established an audit committee on January 5, 2001 and its current members are Jeffrey M. Christian and Ishiung J. Wu. The function of the Audit Committee, among other things, is to review the financial reports and other financial information provided by the Company to any governmental body and the public; the Company's system of internal controls regarding finance, accounting and legal compliance that management and the Board may from time to time adopt; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee also appoints the independent auditors and approves fees and other compensation to be paid to the independent auditors. The audit committee does not have a charter and did not meet in the fiscal year ended September 30, 2003. Because the committee did not meet, the functions of the committee were carried out by the board as a whole pursuant to Rule 3(a)(58)(B) of the Securities Exchange Act of 1934. A report of the Board of Directors appears under the caption "Board of Director's Report" below. The Audit Committee's financial expert is Mr. Christian and Mr. Christian is independent pursuant to Item 7(d)(3)(iv) of Schedule 14A. Jeffrey M. Christian and Ishiung J. Wu are independent pursuant to the Nasdaq Marketplace Rules.

                           BOARD OF DIRECTOR'S REPORT

      Williams & Webster, P.S. ("Williams and Webster") served as the Company's independent public accountant for the year ended September 30, 2003. A representative of Williams & Webster will not be available to respond to questions during the Meeting.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board's responsibility is to monitor and oversee these processes. In this context, the Board reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2003 with management. Management represented to the Board that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

      The Board discussed the consolidated financial statements with Williams & Webster, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The Board has also received written disclosures and a letter from Williams & Webster regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Williams & Webster the independence of that firm. The Board considered the compatibility of non-audit services with the independence of Williams & Webster.

      Based upon the above materials and discussions, the Audit Board of Directors decided to include the audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003. The foregoing report was provided by the below members of the Board of Directors who acted as an "Audit Committee" pursuant to Section 3(a)(58) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended September 30, 2003.

                                                           J. Michael Sharratt
                                                           Jeffrey M. Christian
                                                           Bobby E. Cooper
                                                           Kurt J. Hoffman
                                                           John P. Ryan
                                                           Ishiung J. Wu

DIRECTOR NOMINATIONS

The Company does not have a standing nominating committee or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of director nominees. The board believes that a nominating committee separate from the whole board is not necessary at this time, given the size of the Company and the board, to ensure that candidates are appropriately evaluated and selected. The board also believes that, given the Company's size and the size of its board, an additional committee of the board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the board believes it is not appropriate to have a nominating committee. The board of directors does not have a charter relating to the nominating functions performed by its members. The following members of the Board of Directors are independent pursuant to the Nasdaq Marketplace Rules: Jeffrey M. Christian, Ishiung J. Wu, J. Michael Sharratt and Bobby E. Cooper.

The board of directors does not specify formal minimum qualifications that must be met by a nominee for director; however, the board of directors believes that specific experience in the minerals industry, relevant technical training and/ or work experience, as well as experience managing or directing exploration stage resource companies are qualities and skills that its members should ideally possess.

The board of directors does not have a formalized process for identifying and evaluating nominees for director. Members of the board of directors generally stand for re-election on an annual basis. From time to time, one or more directors may identify an individual known to such director(s) to possess some or all of the above-referenced qualifications. Any director seeking to nominate such individual for appointment or election to the board of directors would then describe the background and qualifications of such individual to the board of directors at a duly convened meeting thereof. The board of directors would then vote to either appoint or not appoint such person to the board of directors or nominate such individual for election as director by the stockholders.

To date, no shareholder has presented any candidate for board membership to the Company for consideration. Therefore, at this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders. However, the board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. Shareholders should send nominations and a short biography of the nominee to Trend Mining Company, Attention: President, P.O. Box 3397, Post Falls, Idaho 83877, addressed to the board or any member or members of the board.

The board of directors will consider director candidates properly submitted by stockholders in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act (without giving effect to the ability of the Company to exclude director proposals, as is otherwise provided by Rule 14a-8(i)(8)).

Each nominee for director is standing for re-election.


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

The Company does not pay a fee to any third party to identify or evaluate or assist the Company in identifying or evaluating potential nominees for director.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

The board of directors has not formally adopted a process to provide shareholders with direct communication with the board of directors. Shareholders wishing to contact the board of directors should do so in writing and delivered to Trend Mining Company, Attention: President, P.O. Box 3397, Post Falls, Idaho 83877, addressed to the board or any member or members of the board. The Company encourages the members of the board of directors to respond to any shareholder communication they may receive.

The Company believes that its directors should make a reasonable effort to attend the Company's annual stockholders meetings, but the Company recognizes that scheduling constraints or other issues often prevent some directors from attending such meetings. Continued lack of attendance at annual meetings without a valid excuse will be considered by the board of directors when determining those board members who will be recommended to the board of directors for re-election. The Company did not hold an annual meeting in 2003.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our directors, executive officers and beneficial owners of more than 10% of our Common Stock file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission ("SEC"). Pursuant to Rule 16a-3(e) of the Exchange Act, our executive officers, directors and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us, or written representations that no Form 5 is required, we believe that the following persons have failed to file on a timely basis: a delinquent Form 5 was filed for Mr. Christian on December 31, 2003, reporting three delinquent transactions; a delinquent Form 5 was filed for Mr. Cooper on February 2, 2004, reporting a delinquent Form 3 and one delinquent transaction; a delinquent Form 5 was filed for Mr. Hoffman on April 8, 2004, reporting eight delinquent transactions; a delinquent Form 5 was filed for Mr. Ryan on April 8, 2004, reporting seven delinquent transactions; a delinquent Form 5 was filed for Mr. Sharratt on February 3, 2004, reporting four delinquent transactions; a delinquent Form 5 was filed for Mr. Wu on January 22, 2004, reporting two delinquent transactions; a delinquent Form 5 was filed jointly by Mr. and Mrs. Kaplan on November 21, 2003, reporting a delinquent Form 3 for Mrs. Kaplan and delinquent Form 4 filings in connection with 16 transactions.

DIRECTOR COMPENSATION

For fiscal year 2003, we granted to each of our current directors 100,000 shares of our Common Stock, 600,000 shares in the aggregate, pursuant to the 2000 Equity Incentive Plan for compensation for their service on the board. This compensation plan was decided upon after considering other possible compensation proposals, but does not necessarily reflect the compensation which may be awarded in fiscal year 2004. The Company may also in the future award Directors for assuming additional responsibilities such as serving on a standing committee. In the future the Board intends to award compensation to its members by examining what is comparable compensation at other companies in the same industry and at the same stage of development as that of the Company, and choosing a level of compensation which is at or near the median level of compensation paid by other companies, taking into account a desire to award compensation which creates incentive for retention and performance of the members.

EXECUTIVE OFFICERS

Our executive officers are Kurt Hoffman, Chief Executive Officer and President and John Ryan, Chief Financial Officer, Secretary and Treasurer. Biographical information for Mr. Ryan and Mr. Hoffman is set forth above. See Item 1. Mr. Hoffman devotes approximately 50% of his time to the affairs of the Company, and Mr. Ryan devotes approximately 20% of his time to the affairs of the Company.

                             EXECUTIVE COMPENSATION

The following table shows the total compensation that we paid to our President and Chief Executive Officer for the last three completed fiscal years. No officer received more than $100,000 in total compensation during each of fiscal years 2001, 2002 and 2003. Therefore, for purposes of this disclosure, Kurt Hoffman is our only "named executive officer."


                                          SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
                                    ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                 --------------------------      ------------------------------
                                                    OTHER                     SECURITIES
    NAME AND                                        ANNUAL       RESTRICTED   UNDERLYING
    PRINCIPAL                                       COMPEN-      STOCK        OPTIONS /  LTIP     ALL OTHER
    POSITION        YEAR         SALARY     BONUS   SATION       AWARD(S)     SARS       PAYOUTS  COMPENSATION
      (A)           (B)         ($)(C)(1)   ($)(D)  ($)(E)       (#)(F)       (#)(G)     ($)(H)    ($)(I)
--------------------------------------------------------------------------------------------------------------
Kurt J. Hoffman     2003         $60,066       0     $5,700 (2)      0          0          0          0
President, CEO      2002         $88,000       0     $5,700 (2)      0          0          0          0
                    2001         $88,000       0     $5,700 (2)      0          0          0          0
--------------------------------------------------------------------------------------------------------------


(1) In 2003, Mr. Hoffman received 600,656 restricted shares of our common stock, valued at $0.10 per share, in lieu of $60,066 of salary. The fair market value of such shares on September 30, 2003, the date of grant, was $90,098. In 2002, Mr. Hoffman received $85,284 of his salary in cash and the remainder was deferred. In 2001, Mr. Hoffman received $88,000 of his salary in cash. No other officers received compensation in cash or stock in the fiscal years 2003, 2003 or 2001 in excess of that of Mr. Hoffman.

(2) Reflects the value of the use of a Company automobile calculated at $.38 per mile and 15,000 miles per year.

There were no grants of stock options under our 2000 Equity Incentive Plan for the named executive officer for the fiscal year ended September 30, 2003.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

      The following table provides information concerning the exercise of stock options during the fiscal year ended September 30, 2003, and unexercised stock options held as of September 30, 2003, by the named executive officers.

                            Number Of
                              Shares
                           Acquired on                   Number Of Shares of Common           Value Of Unexercised
                             Exercise        Value       Stock Underlying Options At     In-The-Money Options At FY-End
          Name            --------------   Realized        FY-End (#) Exercisable/              ($) Exercisable/
          (a)                  (#)            ($)               Unexercisable                     Unexercisable
                               (b)            (c)                    (d)                             (e) (1)
------------------------------------------------------------------------------------------------------------------------
                                                        Exercisable    Unexercisable     Exercisable    Unexercisable
                                                        -----------    -------------     -----------    -------------
Kurt J. Hoffman                                        309,300             0                0                 0


(1) These amounts represent the difference between the exercise price of the stock options and the closing price of our Common Stock on September 30, 2003, for all in-the-money options held by the named executive.

ITEM 402(E) DISCLOSURE

Pursuant to Item 402(e) of Regulation S-B, in fiscal year 2000 the Company adopted its Equity Incentive Plan under which the Board of Directors makes periodic incentive awards to officers, directors, or employees to encourage retention and performance. For fiscal year 2003, we granted to each of our current directors 100,000 shares of our Common Stock, 600,000 shares in the aggregate, pursuant to the Plan for compensation for their service on the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 20, 2004, the Common Stock ownership of the directors, executive officers and each person known by us to be the beneficial owner of five percent or more of our Common Stock. All information is taken from or based on ownership filings made with the SEC or on information provided directly to us. Unless otherwise indicated, the shareholders listed below have sole voting and investment power with respect to the shares reported as owned.

        NAME AND ADDRESS OF                AMOUNT AND NATURE    PERCENT OF
        BENEFICIAL OWNER (1)               OF BENEFICIAL        CLASS OWNERSHIP

Directors and Executive Officers
--------------------------------
Kurt J. Hoffman                               1,047,742          3.15%
Jeffrey M. Christian (2)                        212,000            *
Bobby E. Cooper                                 115,000            *
John P. Ryan (3)                                851,000          2.56%
J. Michael Sharratt (4)                         362,500          1.09%
Ishiung J. Wu                                   115,000            *
All Officers and Directors as a Group (5)     2,703,242          8.09%

5% Stockholders
---------------

Thomas S. Kaplan (6)                         14,567,854          35.03%
154 West 18th Street
New York, New York
Howard Schraub (7)                            3,483,779          10.36%
500 5th Avenue
New York, New York

* Amount shown is less than 1 percent.

1. The address of each such person, unless otherwise noted, is c/o Trend Mining Company, P.O. Box 3397, Post Falls, Idaho 83877.

2. Mr. Christian directly owns 107,000 shares and has voting and dispositive control with respect to 105,000 shares owned by CPM Group of which he is the majority stockholder.

3. These shares include 41,500 shares owned by Nancy Martin, Mr. Ryan's spouse, 44,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, and 59,000 shares owned by Dotson Exploration Company, of which Mr. Ryan is an affiliate.

4. These shares include 200,000 shares issuable upon exercise of currently exercisable options.

5. These shares include 200,000 shares issuable pursuant to currently exercisable options, 41,500 shares owned by Nancy Martin, Mr. Ryan's spouse, 44,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 59,000 shares owned by Dotson Exploration Company, of which Mr. Ryan is an affiliate and 105,000 shares owned by CPM Group.

6. This information is based solely on a Schedule 13D/A filed with the SEC on February 13, 2004. The amount reflects shares, shares issuable upon exercise of warrants and shares issuable upon exercise of options held by Mr. Kaplan, Tigris Financial Group, Ltd. ("Tigris"), Electrum LLC ("Electrum"), and LCM Holdings, LDC ("LCM"). Mr. Kaplan has sole voting and dispositive control with respect to 1,000,000 shares owned by Tigris of which he is the sole stockholder. Pursuant to a voting trust agreement with Electrum, dated March 31, 2000 and amended on March 30, 2001, Mr. Kaplan also has sole voting and dispositive control with respect to 12,219,751 shares owned by Electrum consisting of (1) 4,307,488 shares of Common Stock held outright; (2) 6,279,761 shares underlying Common Stock purchase warrants which are exercisable at an exercise price of $0.40 per share, (3) 670,000 shares underlying Common Stock purchase warrants which are exercisable at an exercise price of $1.50 per share, and (4) 481,251 shares of Common Stock and 481,251 shares underlying warrants which are exercisable at an exercise price of $1.50 per share, which shares and warrants are issuable to Electrum upon conversion of convertible debt held by Electrum. This agreement with Electrum shall terminate by March 2010 unless earlier terminated pursuant to the terms of the agreement. Pursuant to a voting trust agreement with LCM, dated August 27, 2003, Mr. Kaplan also has sole voting and dispositive control with respect to 1,348,103 shares held by LCM consisting of (1) 900,174 shares of Common Stock held outright; (2) 113,413 shares of Common Stock underlying Common Stock purchase warrants which are exercisable at an exercise price of $1.50 per share; and (3) 167,258 shares of Common Stock and an additional 167,258 shares of Common Stock underlying Common Stock purchase warrants which are exercisable at an exercise price of $1.50 per share, which shares and warrants are issuable to LCM upon conversion of convertible debt held by LCM. This agreement with LCM shall terminate by August 27, 2013 unless earlier terminated pursuant to the terms of the agreement.

7. Includes 400,000 shares of common stock issuable upon exercise of warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONFLICTS OF INTEREST

Mr. Hoffman and Mr. Ryan are both officers and directors of other companies which are exploration stage mineral companies. However, none of the other companies are focused on exploration for palladium and platinum, and therefore, the potential for conflicts of interest are believed to be minimized.

The officers, employees, and the outside directors of the Company are periodically reminded to comply with the policy discussed by the board of directors on February 23, 2001 providing that the officers and employees of the Company disclose all metal related activities, and that the outside directors of the Company only need to disclose to the Board those activities which relate to other platinum group metal related opportunities.

With regard to the Lake Owen mineral property General Minerals Corporation has an ongoing interest in this property do to its ongoing royalty rights. Effective January 31, 2002, Dr. Wu resigned from General Minerals Corp. as a director and as vice president of exploration. Therefore, there is no conflict of interest issue regarding the Company, Dr. Wu and General Minerals Corp.

Mr. Christian additionally works as a consultant and advisor, through CPM Group, with most major companies involved in platinum group metals. Its clients include most major producers and refiners of these metals, including companies that may have an interest in joint venture arrangements with Trend. CPM Group also advises several other PGM exploration companies that compete with Trend. It hosts an annual PGM Seminar that attracts companies such as Trend, and Trend has made presentations to investors and others at these seminars along with companies that compete with Trend. CPM Group's clients also include major users of PGMs. The Board believes that the benefits derived by the Company from Mr. Christian's active involvement in the industry are substantial and outweigh any risks of possible conflicts of interest, and further, such conflicts are also believed to be both minimal and manageable through timely and adequate disclosure.

JOHN P. RYAN

In July 2001, when Mr. Ryan was again designated as the Company's chief financial officer, secretary and treasurer, an employment agreement was reached under which Mr. Ryan received 7,500 shares per month of the Company's Common Stock. In the fiscal year 2001, Mr. Ryan received 44,667 shares of our Common Stock for services rendered and expenses incurred as an officer of the Company. In the fiscal year 2002, Mr. Ryan received 78,000 shares of our Common Stock for services rendered and expenses incurred as an officer of the Company. Beginning in September 2002, Mr. Ryan's agreement was revised. Pursuant to his revised employment agreement, Mr. Ryan receives $3,000 cash per month for his services. If the Company cannot pay such sums in cash, then, at his option, Mr. Ryan can convert the compensation owed to restricted shares at the prevailing rate at which shares are or were most recently sold. In the fiscal year 2003, Mr. Ryan received 187,500 shares of our stock for services rendered and expenses incurred as an officer of the Company.

In November 2001, the Company sold the Pyramid property, an exploration property consisting of five unpatented mining claims in Churchill County, Nevada, to Calumet Mining Company ("Calumet"), a related party, for 50,000 restricted shares of common stock of Calumet, valued at $500. In August 2002, Calumet's stock was subsequently acquired by Western Goldfields, Inc. on a 1 for 2 basis. As a result, the Company received 25,000 shares of the common stock of Western Goldfields, Inc. The Pyramid property is a small silver mine and was not prospective for platinum group metals. The Company retained a 1.5% net smelter return royalty in the property should the Pyramid property be placed in production in the future. Mr. Ryan, our Chief Financial Officer and a director of the Company, was also an officer and director of Calumet at the time of the transaction. This transaction is not an "arms-length" transaction by virtue of the related character of the parties. Therefore, the consideration paid for the Pyramid may be considered as being totally arbitrary and not the product of substantial negotiation.

In January 2003, the Company issued 450,000 shares of our common stock to Mr. Ryan in exchange for 18,334 shares of common stock of Cadence Resources Corporation and 35,000 shares of the common stock of Western Goldfields, Inc. The shares exchanged by Mr. Ryan had a market value of $93,000 at the time of the exchange. Mr. Ryan is one of our directors and our chief financial officer and also an officer of Cadence Resources Corporation and a former director of Western Goldfields, Inc. The Company subsequently sold the 18,334 shares of the common stock of Cadence Resources Corporation for $23,084.50 and 5,000 shares of the common stock of Western Goldfields for $4,000. The Company continues to hold 30,000 shares of Western Goldfields stock from this placement.

In July 2003, Cadence Resources advanced to the Company $3,300. This amount was repaid by the Company on July 14, 2003.

In July and September 2003, the Company sold 5,000 and 13,000 shares respectively of its Western Goldfields common stock to Cadence Resources for $19,000 cash. In September 2003, the Company transferred 12,000 shares of its Western Goldfields common stock to David Mooney, its chief geologist, for services valued at $23,400.

In October 2003, Western Goldfields Inc. loaned the Company $40,000. The loan bears no interest. The parties have agreed to extend the repayment date to May 6, 2004.

LOANS BY RELATED PARTIES

In 1999, the Company entered into a Stock Purchase Agreement with Tigris. Pursuant to the agreement, Tigris purchased 1,000,000 shares of our Common Stock for $100,000, and was granted rights to acquire additional Common Stock and warrants. Tigris is wholly owned by Thomas S. Kaplan, who beneficially owns approximately 50% percent of our Common Stock. Tigris assigned certain of its rights under the stock purchase agreement to Electrum and our Common Stock is a significant asset of Electrum. Additionally, pursuant to a voting trust agreement, Mr. Kaplan has voting and dispositive control of all of the Common Stock owned by Electrum. Therefore, Electrum is deemed to be an affiliate of Tigris. Similarly, Mr. Kaplan also has voting and dispositive control of all of the Common Stock owned by LCM, which is also a significant asset of LCM. Thus, LCM is also deemed to be an affiliate of Tigris.

Pursuant to the Stock Purchase Agreement, Tigris and Electrum have the right to proportional representation (meaning representation proportional to the relative ownership interest in the Company) on our board of directors and demand registration rights. They have not exercised their rights to representation on our board of directors. In November 2000, Electrum requested that the Company register all of the Common Stock, warrants and Common Stock underlying the warrants then held by Tigris and Electrum and assigned by Electrum to others. The Company began the process of registering these shares, but due to the lengthy comment period that it took to respond to comments on its registration statement with the SEC, the recognition that the officers of the Company were spending a great deal of their time on these legal matters, and the very significant legal and accounting fees which resulted from that process, Electrum later determined that it was in the best interest of the Company to drop its demand for registration of the shares, warrants, and underlying shares. Additionally, pursuant to the Stock Purchase Agreement, the Company agreed to retain the CPM Group as financial advisors and that at the request of Tigris, the Company would use reasonable efforts to divest ourselves of our silver exploration properties. In the ordinary course of business, and not at the specific request of Tigris, the Company disposed of its Silver Strand Mine and Pyramid Mine properties, which did have silver exploration potential, in order to focus on platinum group metal exploration.

Following our reincorporation in Delaware in 2001, we issued one share of Series A preferred stock to Mr. Kaplan in a private placement. The terms of the Series A preferred stock provide that each issuance of Common Stock, preferred stock, options, warrants or other equity securities by the Company requires the written consent of Mr. Kaplan or the then current holder of the Series A preferred stock. By mutual agreement of Mr. Kaplan and the board of directors, the share was cancelled, effective October 1, 2002.

In 2002, Electrum made loans to the Company totaling $520,000. In connection with these loans, the Company issued to Electrum warrants to buy 520,000 shares of our Common Stock at a strike price of $1.50 per share. At Electrum's election, the debt could be converted at a price of $1.25 of debt (the "Conversion Rate") for one unit (a "Unit") consisting of one share of our Common Stock and one warrant (a "Unit Warrant") to purchase one share of our Common Stock for $1.50.

Pursuant to an agreement dated January 30, 2002 (the "January 2002 Financing Agreement"), the Company borrowed an additional $150,000 from Electrum and Electrum waived accrued interest owed by the Company as of January 29, 2002, totaling $37,384. In consideration of the loan and waiver of interest, the Company issued to Electrum additional warrants to purchase 150,000 shares of Common Stock, at $1.00 per share, expiring January 30, 2007. Electrum may, in its sole discretion, elect to be repaid the $150,000 loan by converting the amount outstanding into Units, at the rate of one Unit per $0.50 of loans converted. In addition, the Company and Electrum agreed to amend the prior loan agreements to reduce the Conversion Rate of the existing $520,000 of debt owed to Electrum to one Unit per $0.50 of loans converted. The Company reduced the exercise price of the Unit Warrants from $1.50 to $1.00 per share. In addition, the Company also reduced the exercise price of the warrants issued for each dollar of debt (the "Loan Warrants"). Therefore, the exercise price of the warrants to purchase a total of 520,000 shares of Common Stock, owned by Electrum, was reduced from $1.50 per share to $1.00 per share. The exercise term of such warrants were also extended for a period of one year.

In 2002, LCM loaned to the Company the aggregate amount of $232,858. LCM was also a party to the January 2002 Financing Agreement. Pursuant to the terms of the January 2002 Financing Agreement, LCM forgave interest due in the amount of $2,129. The $232,858 of debt owed to LCM has the Conversion Rate, the related Loan Warrant terms and Unit terms pursuant to the January 2002 Financing Agreement described above.

On February 12, 2004 the parties, pursuant to a settlement agreement, amended the terms of the loans resulting in the repayment of $68,435.36 to Electrum and $23,784.67 to LCM Holdings and also altering the terms of the conversion of such loans. Pursuant to the February 12th agreement all of the debt now converts at the price of $1.25 into a unit consisting of one share and one warrant exercisable at $1.50 for a period of five years from the date of conversion.

Further, the parties agreed to cancel all of the existing outstanding LCM and Electrum warrants and to reissue new warrants in accordance with the following table:

WARRANT SCHEDULE FOR ELECTRUM AND LCM


-----------------------------------------------------------------------------------------------------------------------
Issued to             # Shares  Previous Exp. Date     New Exp. Date    Previous Price per Share  New Price per Share
-----------------------------------------------------------------------------------------------------------------------
Electrum               520,000    09/30/07              09/30/06              $1.00                    $1.50
-----------------------------------------------------------------------------------------------------------------------
Electrum               150,000    01/30/07              01/30/07              $1.00                    $1.50
-----------------------------------------------------------------------------------------------------------------------
LCM Holdings LDC       119,445    01/09/05              01/09/04              $1.00                    $1.50
-----------------------------------------------------------------------------------------------------------------------
LCM Holdings LDC       113,413    06/27/07              06/27/07              $1.00                    $1.50
-----------------------------------------------------------------------------------------------------------------------


In July and August 2002, Mr. Kaplan, an accredited investo r, made loans to us in the aggregate amount of $250,000. Pursuant to the terms of these loans, Mr. Kaplan converted the debt into 2,500,000 shares of our co mmon stock pursuant to an offering undertaken by the Company in October, 2002.

In August 2003, CGT Management Ltd. loaned $65,000 to the Company. This note bears interest at 10% per annum. Pursuant to an amendment in November 2003, the principal and interest were to be due February 25, 2004. Members of Mr. Kaplan's family have an indirect interest in CGT Management Ltd. Pursuant to the settlement agreement of February 12th discussed above, this loan was repaid on that date in full.

CONSULTANTS

CPM Group is managed by Jeffrey M. Christian, the majority owner of CPM Group and a director of the Company. CPM Group has in the past performed various services for us, including public and shareholder relations, research and market intelligence on platinum group metal markets and financial advisory functions in connection with possible mergers and acquisitions. CPM Group has not performed any services for Trend since the calendar last quarter of 2002.

In February 2002, the Company entered into a consulting agreement with Mr. Sharratt to act in an advisory capacity to management and to arrange meetings between the Company and potential investors previously known to Mr. Sharratt, in exchange for 5,000 shares of Common Stock per month (the "Sharratt Agreement"). Pursuant to the Sharratt Agreement, in January 2003, the Company issued 35,000 shares of Common Stock to Mr. Sharratt for services rendered. The fair market value of these shares on the date of issuance was $10,500 based on the closing price of our Common Stock on that day. The Sharratt Agreement has been cancelled and no additional shares will be issued thereunder. The agreement was terminated in January, 2003.

In August 2002, the Company engaged Howard Schraub as a consultant. Pursuant to the agreement, Mr. Schraub was to receive 50,000 shares of restricted stock per month and an additional $10,000 per month in value of restricted stock, calculated at the close on or nearest to the 15th day of each month. A final agreement was reached in October 2002 and made retroactive to August 1, 2002, the date Mr. Schraub began consulting for the Company. All shares issued for his service in the 2002 fiscal year were issued in October 2002. The Company issued 163,334 shares to Mr. Schraub pursuant to this agreement for consulting expenses incurred in August and September 2002. During the fiscal year ended September 30, 2003, the Company issued 1,683,779 shares to Mr. Schraub for consulting services. Our agreement with Mr. Schraub was terminated in August 2003.

In March 2002, the Company purchased from Ron Nash and Mr. Schraub a 100% interest in the Lake Owen, Wyoming unpatented mining claims in exchange for 600,000 shares of restricted Common Stock issued to Mr. Schraub and 500,000 shares of restricted Common Stock issued to Mr. Nash. Mr. Schraub and Mr. Nash had acquired the Lake Owen property in February 2002, pursuant to a transfer agreement with General Minerals.

                                 CODE OF ETHICS

      The Company has adopted a code of ethics that applies to its Chief Executive Officer and its Chief Financial Officer. The Company has filed a copy of its code of ethics as Exhibit 14 to its annual report on Form 10-KSB for the fiscal year ending September 30, 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Williams & Webster has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 2003. It is currently anticipated that Williams & Webster will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 2004. Representatives of Williams & Webster are not expected to be present at the Annual Meeting.

      For the fiscal years ended September 30, 2002 and 2003, Williams & Webster has billed the Company the following fees:

      AUDIT FEES

      For the fiscal years ended September 30, 2002 and September 30, 2003, Williams & Webster billed the Company $41,274 and $43,388, respectively, for services rendered for the audit of the Company's annual financial statements included in its report on Form 10-KSB and the reviews of the financial statements included in its reports on Form 10-QSB filed with the SEC.

      AUDIT RELATED FEES

      Williams and Webster did not bill the Company for audit related services for the fiscal years ended February September 30, 2002 or September 30, 2003.

      TAX FEES

      Williams and Webster did not bill the Company for tax services for the fiscal years ended February September 30, 2002 or September 30, 2003.

      ALL OTHER FEES

      There were no other fees paid to Williams & Webster during the fiscal years ended September 30, 2002 and September 30, 2003.

      All of the above fees were pre-approved by the Board of Directors of the Company.

      The Audit Committee does not currently have any pre-approval policies.

      The Board of Directors has considered whether the provision of non-audit services by Williams & Webster is compatible with maintaining auditor independence.

                                  OTHER MATTERS

The board of directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the notice of Annual Meeting and described in the proxy statement. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy will vote on such matters in accordance with their best judgment.

An annual report to stockholders for the year ended September 30, 2003 is being furnished herewith to each stockholder as of the Record Date. The Annual Report on Form 10-KSB of Trend Mining Company filed with the Securities and Exchange Commission (without exhibits) may be obtained at no charge by any shareholder entitled to vote at the meeting who writes to: Secretary, Trend Mining Company, P.O. Box 3397, Post Falls, Idaho 83877. Exhibits to the form 10-KSB are also available at a cost of twenty-five cents per page.

                              SHAREHOLDER PROPOSALS

The rules of the SEC permit shareholders to present proposals for inclusion in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. Our Annual Meeting of Shareholders following the end of fiscal 2004 is expected to be held on or about May 20, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 2005. We must receive shareholder proposals prepared in accordance with the proxy rules on or before December 16, 2004. Notice of a shareholder proposal not submitted by March 1, 2005 shall be considered untimely.

                              TREND MINING COMPANY
                4881 E. SHORELINE DRIVE, POST FALLS, IDAHO 83854

                        THIS PROXY IS BEING SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                              TREND MINING COMPANY

The undersigned holder of shares of Common Stock of Trend Mining Company (the "Company") hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Shareholders to be held at 1:00 p.m. on Thursday, May 20, 2004, at the Radisson Lexington Hotel, 511 Lexington Avenue (at 48th Street), New York, New York 10017 and hereby appoints Kurt J. Hoffman and John P. Ryan or either of them with full power of substitution, to vote all shares of the Common Stock of Trend Mining Company registered in the name provided herein that the undersigned is entitled to vote at the Annual Meeting of Shareholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ELECTION OF THE SIX NOMINEES AS DIRECTORS OF THE COMPANY.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE FOR THE PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

[SEE REVERSE -- CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

[X] Please mark your votes as in this example.

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING:


                                              FOR ALL NOMINEES       WITHHOLD         FOR ALL EXCEPT
                                                  |_|                  |_|                |_|

1.    Election of Six Directors, each to
      hold office until his successor shall
      have been elected and qualified:

     Nominees:      Jeffrey M. Christian
                    Bobby E. Cooper
                    Kurt J. Hoffman
                    John P. Ryan
                    J. Michael Sharratt
                    Ishiung J. Wu

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

PLEASE CHECK HERE FOR AN ADDRESS CHANGE AND NOTE YOUR NEW ADDRESS BELOW


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

----------

The proxy should be dated and signed by the shareholder or his or her attorney authorized in writing or in any other manner permitted by law. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    Dated: _________________________, 2004

                                    ____________________________________________
                                    Signature of Shareholder

                                    ____________________________________________
                                    Signature of Shareholder (if held jointly)


Change of Address:


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